                                  UNICOMP INC.


                                    NOTICE OF
                         ANNUAL MEETING OF SHAREHOLDERS
                              AND PROXY STATEMENT*
                           TO BE HELD JANUARY 21, 1997

To the Shareholders of UniComp, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of UniComp, Inc. (the "Company") will be held at 1850 Parkway Place, Suite 925, Marietta, Georgia 30067, on January 21, 1997, at 2:00 P.M., Eastern Standard Time for the following purposes:

          1. To elect the directors of the Company for a one year term, or until their successors are elected and qualified;

          2. To transact such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on November 29, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at this Annual Meeting. Only holders of Common Stock at the close of business on the record date will be entitled to vote at the Annual Meeting.

     Please sign, date, and return your proxy in the enclosed envelope so that your shares may be voted at the meeting. If the shares are held in more than one name, all holders of record must sign. If you plan to attend the Annual Meeting, please notify me so that identification can be prepared for you. Thank you for your interest and consideration.

                              By Order of the Board of Directors,


                              Mary Ann Culpepper,
                               Corporate Secretary


THE VOTE OF EACH SHAREHOLDER WILL BE IMPORTANT AT THIS MEETING. YOU ARE URGED TO COMPLETE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. SUCH ACTION WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON SHOULD YOU CHOOSE TO ATTEND THE MEETING.

*Approximate date of mailing to shareholders:  December 9, 1996

                                  UNICOMP, INC.

                               1850 Parkway Place
                                    Suite 925
                            Marietta, Georgia  30067

                                 PROXY STATEMENT

                            ------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held January 21, 1997

                            ------------------------

This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of UniComp, Inc., a Colorado corporation (the "Company") to be voted at the Annual Meeting of Shareholders to be held on January 21, 1997 and any adjournments thereof. The Meeting of Shareholders will be held at 1850 Parkway Place, Suite 925, Marietta, Georgia 30067, at 2:00 P.M., Eastern Standard Time. Solicitations will be made by mail (beginning approximately December 9, 1996) and expenses in connection with the solicitation will be borne by the Company.

                                VOTING OF PROXIES

Proxies shall be voted in accordance with the directions of the shareholders and will be voted by Stephen A. Hafer, Chief Executive Officer of the Company. Unless otherwise directed, Proxies will be voted FOR the persons named below as management's nominees for directors of the Company. Management knows of no other matter or motion to be presented at the meeting. If any other matter or motion should be presented at the meeting upon which a vote may be taken, it is the intention of the persons named in the accompanying form of proxy to vote such proxy in accordance with their judgment, including any matter or motion dealing with the conduct of the meeting.

Any shareholder giving a proxy may revoke it at any time before it is exercised by delivering written notice of revocation to the Company, by delivering a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the materials enclosed herewith and all costs of soliciting proxies will be paid by the Company. Employees of the Company may solicit proxies by further mailing, by telephone, telegraph and facsimile machine, and by personal conversation. No special compensation will be paid to such persons for these tasks.

The Company may reimburse brokerage firms, other custodians, nominees, fiduciaries and others for their out-of-pocket expenses in forwarding solicitation material to the beneficial owners of the stock entitled to be voted at the meeting.

                                  REQUIRED VOTE

The Company's Board of Directors has set the close of business, November 29, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. At such date, there were 6,808,219 shares of the Company's Common Stock, par value $0.01 per share (hereinafter referred to as "Common Stock") issued and outstanding, each of which entitles the holder thereof to one vote on all matters which may come before the meeting.

The Company's By-Laws provide that the holders of a majority of the issued and outstanding shares of the Company entitled to vote, represented in person or by Proxy, constitute a quorum at any shareholders' meeting. All elections of directors will be decided by a plurality of the votes cast at the meeting in respect thereof. Present management, which beneficially holds 22.5% of the aggregate of the Common Stock, has indicated its intention to vote in favor of all directors. If no voting direction is indicated on the Proxy Card, the shares will be considered votes FOR the election of the nominees for director.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT


The following table sets forth as of November 29, 1996 certain information regarding the beneficial ownership of the Common Stock by (i) each person known by the Company to own beneficially more than 5% of the outstanding Common Stock;
(ii) each Director of the Company; (iii) the Company's Chief Executive Officer; and (iv) all Directors and Executive Officers of the Company as a group. Unless otherwise indicated, each person has sole voting and investment power with respect to the shares shown. Pursuant to the rules of the Securities and Exchange Commission (the "COMMISSION"), in calculating percentage ownership, each person is deemed to beneficially own shares that such person is entitled to purchase pursuant to options exercisable within sixty (60) days of the date of this Proxy but options owned by others (even if exercisable within sixty (60) days) are deemed not to be outstanding shares.

            NAME AND ADDRESS              NUMBER OF SHARES       PERCENTAGE OF
            OF BENEFICIAL OWNER           BENEFICIALLY OWNED     OUTSTANDING
                                                                 SHARES
                                                                 OF COMMON STOCK

          Stephen A. Hafer (1)                1,314,050               19.0%
          2133 Wood Glen Lane
          Marietta, Georgia 30067

          J. Patrick Henry (2)                  226,374                3.3%
          111 Montgomery Ferry Drive
          Atlanta, Georgia 30309

          Dr. Thomas Zimmerer                    11,400                   *
          Box 70700
          East Tennessee State University
          Johnson City, Tennessee  37614

          Nelson J. Millar                     3,200                       *
          81 Raven Hill Park
          Belfast, Ireland  BT60DG

          Allen Plunk                               0                      *
          555 Creekwood Crossing East
          Roswell, GA 30076

          All officers and                   1,555,024                 22.5%
          directors as a group,
          five people

__________________________________
(*)  Less than 1%

(1) Includes shares held of record by Arccom Technologies, Inc. (289,000); of which Mr. Hafer is President and sole shareholder; Linder Financial Corporation (400,000), of which Mr. Hafer is Chairman of the Board and a majority shareholder; Marta Hafer (20,000), Mr. Hafer's spouse; and Foutz & Associates, Inc. (20,000), a company owned by Mr. Hafer's spouse. Also includes 75,000 shares subject to options exercisable within 60 days of
     November 30, 1996.   Mr. Hafer possesses the sole voting and investment
     power with respect to these shares.

(2) Includes 25,000 shares subject to options exercisable within 60 days of November 30, 1996.


                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

GENERAL

At the Annual Meeting, the holders of Common Stock will elect the directors of the Company. Each director will hold office until the next Annual Meeting or until his successor is elected and qualified. Cumulative voting is not permitted in the election of directors. IN THE ABSENCE OF INSTRUCTION TO THE CONTRARY, THE PERSON NAMED IN THE ACCOMPANYING PROXY WILL VOTE IN FAVOR OF THE PERSONS NAMED BELOW AS THE COMPANY'S NOMINEES FOR DIRECTORS OF THE COMPANY. All of the nominees, with the exception of B. Michael Wilson, are presently members of the Board of Directors. Each of the nominees has consented to be named herein and to serve if elected. It is not anticipated that any nominee will become unable or unwilling to accept nomination or election, but if such should occur, the persons named in the proxy intend to vote for the election in his stead of such other person as management of the Company may recommend.

NOMINEES FOR DIRECTORS

The nominees for Directors of the Company and their ages as of November 30, 1996, are as follows:

                         NAME                    AGE
                         ----                    ---

                         Stephen A. Hafer         48

                         Patrick Henry            43

                         Nelson J. Millar         59

                         Thomas Zimmerer          55

                         B. Michael Wilson        40


     STEPHEN A. HAFER. Mr. Hafer currently serves as the Company's Chairman of the Board, President and Chief Executive Officer, positions he has held since January 1993. From July 1990 to January 1993, Mr. Hafer was the Company's Chief Financial Officer. Mr. Hafer has been Chairman of the Board of Linder Financial Corporation, an asset-based lending company, since November 1994 and President since September 1995. He has served as Treasurer of Foutz & Associates, a public relations company, since 1981 and as President and Chairman of Arccom Technologies, Inc., an investment holding company, since 1990. Mr. Hafer holds a B.S. in Accounting from Florida State University.

     J. PATRICK HENRY. Mr. Henry has been President of Unibol, Inc., which controls the Company's North and South American UNIBOL operations, since January 1992 and a Director of the Company since 1992. Mr. Henry first joined the Company in March 1991 as Vice President of Sales with seven years of data processing experience as a Marketing Manager at Burroughs Corporation.
Mr. Henry holds a B.S. in Industrial Management from Georgia Institute of Technology and an M.B.A. in Finance from Georgia State University.

     NELSON J. MILLAR. Mr. Millar has been a Director of the Company since November 1994. Mr. Millar has been the President and owner of Trafalgar Management Consultants in Belfast, Northern Ireland since 1993. From September 1992 to May 1993, Mr. Millar acted as the Managing Director of the ICS Computing Group Limited, the group of companies that the Company acquired in May 1993. From 1976 to 1993, Mr. Millar was the Managing Director of CMI Limited, the systems integration subsidiary acquired by the Company. Mr. Millar holds a Higher National Diploma in Business Studies from Queens University in Belfast, Northern Ireland, and is a member of the British Computer Society and Fellow of the Institute of Directors.

     THOMAS ZIMMERER. Dr. Zimmerer has been a Director of the Company since May 1994. Dr. Zimmerer holds the Allen and Ruth Harris Chair of Excellence in Business, and has served as Professor of Management, at East Tennessee State University since 1993. Dr. Zimmerer co-founded Clemson University's Emerging Technology and Marketing Center and has co-authored eight books and over 90 articles and professional papers. In addition, he has served as a consultant to over 75 United States and foreign corporations. Dr. Zimmerer holds a B.S.B.A. in Management and Economics from the American University in Washington, D.C., an M.S. in Economics from Louisiana State University and a Ph.D. in Management from the University of Arkansas.

     B. MICHAEL WILSON. Mr. Wilson cofounded Smoky Mountain Technologies, Inc. (Smoky Mountain) in October 1993, and currently serves as its President. Smoky Mountain was acquired by the Company in April, 1996. Mr. Wilson previously founded Lighthouse Technologies, Inc. in March 1992, which he merged into Smoky Mountain in October 1993. Mr. Wilson was Manager of Research and Development for SK Technologies Corporation from 1989 to 1992.

COMPENSATION OF DIRECTORS

     Nonemployee Directors are reimbursed for all out-of-pocket expenses incurred in attending meetings of the Board of Directors and committees thereof. Nonemployee Directors are also eligible to participate in the Company's Director Plan. Under the Director Plan, each nonemployee Director will receive an option to purchase up to 10,000 shares of Common Stock upon his or her initial appointment or election to the Board of Directors and an option to purchase 5,000 shares of Common Stock on March 1 of each year, beginning in fiscal year 1997 and ending in fiscal year 2006. All such options are immediately exercisable on their date of grant.

COMMITTEES, MEETINGS AND VOTES

     During the fiscal year ended February 29, 1996, the Company's Board of Directors met five (5) times. Each incumbent Director was in attendance at each of these meetings. The Company's Board of Directors has established a Compensation Committee, consisting of all members of the Board, and an Audit and Nominating Committee, consisting of Mr. Millar, Dr. Zimmerer and Mr. Hafer.

     The Compensation Committee establishes the Company's general compensation policies, compensation plans and specific compensation levels for its Chief
Executive Officer, and administers the LTI Plan.   The Compensation Committee
met once (1) during the fiscal year ended February 29, 1996. Each incumbent member was in attendance at the meeting.

     The Audit and Nominating Committee recommends the appointment of the Company's independent auditors and reviews the Company's corporate accounting and reporting practices, internal accounting controls, audit plans and results, investment policies and financial results. The Audit and Nominating Committee also makes recommendations to the Board of Directors concerning candidates for election as directors. This Committee will consider nominees recommended by shareholders for election as a Director. Such recommendations should be sent to the Secretary of the Company for presentation to this Committee. The Audit and Nominating Committee met once (1) during the fiscal year ended February 29, 1996. Each incumbent member of the Committee was in attendance at the meeting.

DIRECTOR PLAN

     GENERAL. The Director Plan was adopted by the Company's Board of Directors in September 1996 and became effective upon adoption. The Director Plan provides for the grant of non-qualified stock options to all nonemployee Directors of the Company pursuant to an automatic, nondiscretionary grant mechanism. The Company has reserved 150,000 shares of Common Stock for grants under the Director Plan.
     SUMMARY. The Board of Directors believes that the Director Plan will promote the Company's success and enhance its value by (i) strengthening the Company's ability to attract and retain the services of experienced and knowledgeable persons as nonemployee Directors of the Company and (ii) linking the personal interests of nonemployee Directors to those of the Company's shareholders. A committee may be appointed by the Board of Directors to administer the Director Plan. Such committee would have the full power and discretion to interpret and administer the Director Plan, but would not have the authority to determine eligibility or to (i) determine the number, exercise price or vesting period of options granted or (ii) take any action that would result in grants under the Director Plan not being treated as "formula grants" under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

     ELIGIBILITY. Only nonemployee Directors are eligible under the Director Plan. Two Directors are currently eligible to participate in the Director Plan.

     TERMS OF OPTIONS. The exercise price of options granted to nonemployee Directors must be 100% of the fair market value of the Common Stock on the day before the date of grant. The consideration for exercising options granted to nonemployee Directors may only consist of cash, cash equivalents, or previously acquired shares of Common Stock having a fair market value at the time of exercise equal to the total option price. Options granted have a ten-year term, unless the option is earlier terminated, forfeited or surrendered pursuant to provisions of the Director Plan. Options granted may be exercised under the Director Plan on or after the grant date.

     Each person who first becomes a nonemployee Director of the Company on or after the effective date of the Director Plan will automatically be granted an option to purchase up to 10,000 shares of Common Stock as of the date he or she becomes a Director. Additionally, each individual who is a nonemployee Director on March 1, 1997, and each anniversary date thereafter through and including March 1, 2005, will automatically be granted an option to purchase 5,000 shares of Common Stock.

     If a Director ceases to serve as a Director because of death or disability, the options previously granted to him or her under the Director Plan will remain exercisable for one year after the director's date of death or disability, or until the options' scheduled expiration date, whichever is earlier. If a Director ceases to be a Director for any reason other than death or disability, the options previously granted to him or her under the Director Plan will remain exercisable for 90 days after the Director's service on the Board terminates, or until their scheduled expiration date, whichever is earlier.

EXECUTIVE COMPENSATION

     The following table sets forth certain information regarding compensation paid by the Company to its Chief Executive Officer for each of the fiscal years in the three year period ended February 29, 1996. No executive officer of the Company, other than the Chief Executive Officer, received total compensation in excess of $100,000 for the fiscal year ended February 29, 1996.

                           SUMMARY COMPENSATION TABLE

                                                     ANNUAL
                                                  COMPENSATION
                                                  ------------

                                          FISCAL                  ALL OTHER
  NAME AND PRINCIPAL POSITION             YEAR    SALARY($)  COMPENSATION ($)(1)
  ---------------------------             ----    ---------  -------------------

  Stephen A. Hafer  . . . . . . . . . . .  1996   $100,000     $      0
   President and Chief Executive Officer   1995     63,000       12,000
                                           1994     10,500       12,000


_______________

(1) Mr. Hafer received $1,000 per month as a Director of the Company for fiscal years 1994 and 1995.

STOCK OPTION GRANTS

     The Company did not grant any stock options to its executive officers in the fiscal year ended February 29, 1996.

STOCK OPTION VALUES

     The following table sets forth, as of February 29, 1996, certain information regarding unexercised options held by the Chief Executive Officer. As of that date, no stock options had been exercised by the Chief Executive Officer.

                       1996 FISCAL YEAR-END OPTION VALUES


                        NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                        UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS AT
                      OPTIONS AT FISCAL YEAR-END(#)     FISCAL YEAR-END ($)(1)
                      -----------------------------   -------------------------
Name                  Exercisable   Unexercisable     Exercisable  Unexercisable
----                  -----------   ---------------   -----------  -------------

Stephen A. Hafer. . .  37,500           112,500         $185,250      $555,750

___________________

(1) Represents the closing sale price of the Common Stock on February 29, 1996 of $8.25 per share, minus the per share exercise price of the options multiplied by the number of shares issuable upon exercise of the options.

LONG-TERM INCENTIVE PLAN

     In 1993, the Company adopted the LTI Plan to assist the Company in securing and retaining key employees and consultants. The LTI Plan authorizes grants of incentive stock options, nonqualified stock options, stock appreciation rights ("SARs"), restricted stock, performance shares and dividend equivalents to officers and key employees of the Company and outside consultants to the Company. There are 1,037,500 shares of Common Stock available for issuance under the LTI Plan.

     The LTI Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee determines the total number and types of awards granted in any year, the number and selection of employees or consultants to receive awards, the number and type of awards granted to each grantee and the other terms and provisions of the awards, subject to the limitations set forth in the LTI Plan.

     STOCK OPTION GRANTS. The Compensation Committee has the authority to select employees who are subject to the provisions of Section 16 of the Exchange Act who are to receive options under the LTI Plan and to specify the terms and conditions of each option so granted (incentive or nonqualified), the exercise price (which must be at least equal to the fair market value of the Common Stock on the date of grant with respect to incentive stock options), the vesting provisions and the option term. The Company's Chief Executive Officer has similar authority with respect to employees who are not subject to the provisions of Section 16 of the Exchange Act. Unless otherwise provided in the option grant, options granted under the LTI Plan expire ten years from the date of grant or, if earlier, 30 days after the optionee's termination of service with the Company, other than by reason of death or disability, 12 months after the optionee's disability or 15 months after the optionee's death. As of November 30, 1996, options to purchase 832,500 shares of Common Stock were outstanding under the LTI Plan at a weighted average exercise price of $4.15 per share, options to purchase 162,500 shares of Common Stock had been exercised at a weighted average exercise price of $3.40 per share, and 205,000 shares of Common Stock remained available for grant under the LTI Plan.

     STOCK APPRECIATION RIGHTS. The Compensation Committee may grant SARs separately or in tandem with a stock option award. A SAR is an incentive award that permits the holder to receive (per share covered thereby) an amount equal to the amount by which the fair market value of a share of Common Stock on the date of exercise exceeds the fair market value of such share on the date the SAR was granted. Under the LTI Plan, the Company may pay such amount in cash, in Common Stock or in a combination of both. Unless otherwise provided by the Compensation Committee at the time of grant, the provisions of the LTI Plan relating to the termination of employment of a holder of a stock option will apply equally, to the extent applicable, to the holder of a SAR. A SAR granted in tandem with a related option will generally have the same terms and provisions as the related option with respect to exercisability. A SAR granted separately will have such terms as the Compensation Committee may determine, subject to the provisions of the LTI Plan. As of November 30, 1996, no SARs had been granted under the LTI Plan.

     RESTRICTED STOCK AWARDS. The Compensation Committee is authorized under the LTI Plan to issue shares of restricted Common Stock to eligible participants on such terms and conditions and subject to such restrictions, if any, as the Compensation Committee may determine. As of November 30, 1996, no restricted stock awards had been granted under the LTI Plan.

     PERFORMANCE SHARES. The Compensation Committee is authorized under the LTI Plan to grant performance shares to selected employees. Typically, each performance share will be deemed to be the equivalent of one share of Common Stock. As of November 30, 1996, no performance shares had been granted under the LTI Plan.

     DIVIDEND EQUIVALENTS. The Compensation Committee may also grant dividend equivalents in conjunction with the grant of options or SARs. Dividend equivalents entitle the holder to receive an additional amount of Common Stock upon the exercise of the underlying option or SAR. As of November 30, 1996, no dividend equivalents had been granted under the LTI Plan.

     OTHER STOCK-BASED AWARDS. The Compensation Committee may also grant other awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, as deemed by the Compensation Committee to be consistent with the purposes of the LTI Plan. As of November 30, 1996, no such stock-based awards have been granted.

401(k) PLAN

     In February 1996, the Board of Directors approved a regional prototype defined contribution 401(k) profit-sharing plan and trust (the "401(k) PLAN") that is intended to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "CODE"). To be eligible to participate in the 401(k) Plan (the "PLAN ELIGIBILITY REQUIREMENTS"), an employee must be 21 years of age and have completed 1,000 hours of service that are credited on the anniversary date of the employee's hiring. After satisfying the Plan Eligibility Requirements, employees of the Company may enroll in the 401(k) Plan on any January 1 or July 1. A participating employee, by electing to defer a portion of his or her compensation, may make pretax contributions to the 401(k) Plan, subject to limitations under the Code, of a percentage (not to exceed 12%) of his or her total compensation. The Company contributes 50% of every dollar the participant contributes up to a total of 2% of the participant's gross compensation. Participant contributions and earnings are 100% vested at all times, while Company-matching contributions vest in 20% increments over a five-year period beginning one year after the Company's matching contribution. Participants may alter their contribution amounts as of any January 1 or July 1. Employees are responsible for directing the investments of all assets in their individual account. Contributions may be withdrawn, with possible penalties for certain early withdrawals, only after (i) the employee reaches age 59 1/2, (ii) the employee's retirement with the Company, (iii) the employee's death or disability, (iv) the termination of the employee's employment with the Company, or (v) the termination of the 401(k) Plan. The Company pays all expenses associated with the 401(k) Plan.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT.

     Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company under Rule 16a-3(d) during the most recent fiscal year and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, the Company is not aware of any director, officer, beneficial owner of more than 10% of any class of equity securities of the company that failed to file on a timely basis, as disclosed in the above Forms, reports required by Section 16(a) during the most recent fiscal year or prior years.

COMPENSATION COMMITTEE REPORT

The following report shall not be deemed incorporated by reference into any filing under the 1993 Act or under the Securities Exchange Act of 1934 (the "1934 Act"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under either the 1933 Act or the 1934 Act.

The Compensation Committee is composed of all members of the Board of Directors.

UniComp, Inc. operates in highly competitive business and competes internationally for personnel at the executive and technical staff level. Outstanding candidates are aggressively recruited, often at premium salaries. Highly qualified employees are essential to the success of the Company. The Company is committed to providing competitive compensation that helps attract, retain, and motivate the highly skilled people it requires. The Committee strongly believes that a considerable portion of the compensation for the Chief Executive Officer and other top executives must be tied to the achievement of business objectives and to business unit and overall company performance, both current and long-term.

The salary of the Chief Executive Officer is established solely by the Committee, while the salary of other executives is established by the Chief Executive Officer. In establishing salaries for other executive officers, the Committee considers relative Company performance, the individual's past performance and future potential, and compensation for persons holding similarly responsible positions at other companies in the software distribution and development industries. The relative importance of these factors varies depending upon the individual's responsibilities; all factors are considered in establishing the salaries. Prime sources of information in determining executive salaries are a survey published by Culpepper & Associates, a major source for technology salary surveys and Coopers & Lybrand's annual salary survey.

                              Respectfully submitted,

                              COMPENSATION COMMITTEE:

                              Stephen A. Hafer
                              John Patrick Henry
                              Nelson J. Millar
                              Dr. Thomas W. Zimmerer

                              PERFORMANCE GRAPH(1)

The following graph shows a comparison of cumulative total returns for the Company, the NASDAQ Stock Market -- U.S. Index ("NASDAQ Stock Market -- U.S.") and the NASDAQ Computer & Data Processing Index ("NASDAQ Computer & DP") during the period commencing in February, 1991 and ending in February, 1996. The comparison assumes $100 was invested in February, 1991 in the Company's Common Stock and in the NASDAQ Stock Market -- U.S. Index and the NASDAQ Computer & Data Processing Index and assumes the reinvestment of all dividends, if any.


                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
             AMONG UNICOMP INC., THE NASDAQ STOCK MARKET - US INDEX
                 AND THE NASDAQ COMPUTER & DATA PROCESSING INDEX


            UniComp            NASDAQ-US           NASDAQ-Comp & DP
            -------            ---------           ----------------
2/91           100                 100                    100
2/92         1,000                 143                    168
2/93           665                 152                    165
2/94           680                 180                    187
2/95           560                 182                    225
2/96         1,320                 254                    343


* $100 INVESTED ON 02/28/91 IN STOCK OR INDEX,
INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING FEBRUARY 28.

---------------
     (1)Note: This Section of this proxy statement shall not be deemed to be incorporated by reference into any filing by the Company with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any such incorporation by reference of any other portions of this proxy statement.

                PROPOSALS OF SHAREHOLDERS FOR NEXT ANNUAL MEETING

The Company must receive proposals from shareholders on or before May 30, 1997, in order to have such proposals evaluated for inclusion in the Proxy Statement related to the Company's fiscal year ending February 28, 1997 Annual Meeting of the Shareholders.


                                  OTHER MATTERS

INDEPENDENT AUDITORS

Coopers & Lybrand, L.L.P. has served as the Company's independent certified public accountant since December, 1993, and has audited the financial statements of the Company for the fiscal years ended February 28, 1994, 1995 and 1996. The Company's Board of Directors has again appointed Coopers & Lybrand, L.L.P. to serve as the Company's auditor for the fiscal year ending February 28, 1997. At present, no representative from Coopers & Lybrand, L.L.P. plans to attend the Annual Meeting.

OTHER MATTERS BEFORE THE MEETING

Management knows of no other matters which are likely to be brought before the Annual Meeting. If any other business requiring a vote of the shareholders should properly come before the Annual Meeting, the proxies will be voted by the persons named herein in accordance with their judgment in such matters.

                           ANNUAL REPORTS ON FORM 10-K

The Annual Report on Form 10-K for the fiscal year ended February 29, 1996 has been enclosed with this Proxy Statement. Unless specifically indicated in this Proxy Statement, the Annual Report is not incorporated in the Proxy Statement and is not considered as part of the soliciting material.

                                   UniComp, Inc.



                                   Mary Ann Culpepper
                                   Corporate Secretary

Marietta, Georgia
December 9, 1996

                               UNICOMP, INC. PROXY

                       FOR USE BY HOLDERS OF COMMON STOCK

                                  UniComp, Inc.
                               1850 Parkway Place
                                    Suite 925
                               Marietta, GA 30067

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE UNDERSIGNED HEREBY APPOINTS STEPHEN A. HAFER AS PROXY WITH THE POWER TO APPOINT HIS SUBSTITUTE, AND HEREBY AUTHORIZES HIM TO REPRESENT AND TO VOTE, AS DESIGNATED BELOW, ALL SHARES OF COMMON STOCK OF UNICOMP, INC. HELD OF RECORD BY THE UNDERSIGNED ON NOVEMBER 30, 1996, AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JANUARY 21, 1997 OR ANY ADJOURNMENT THEREOF.

1. PROPOSAL TO ELECT THE FOLLOWING NOMINEES TO THE BOARD OF DIRECTORS. The security holder may withhold authority to vote for any nominee by lining through or otherwise striking through the name of said nominee.

          ( ) FOR all nominees listed below (except as marked to the contrary below):

          (  )  WITHOUT AUTHORITY to vote for all nominees listed below:

  STEPHEN A. HAFER    J. PATRICK HENRY    THOMAS W. ZIMMERER    NELSON MILLAR
                                B. MICHAEL WILSON

2. IN HIS DISCRETION, THE PROXY IS AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERELY COME BEFORE THE MEETING.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSAL 1.

Please sign exactly as the name appears on the stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Dated:
      -------------------------------------------------

Signed:
       ------------------------------------------------

Signed (joint tenant):
                      ---------------------------------

No. of Shares:
              -----------------------------------------


                PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY
                           USING THE ENCLOSED ENVELOPE